Exhibit 99.1

             Medical Staffing Network Holdings To Discuss
                 Third Quarter Earnings on November 7


    BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 16, 2003--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services, today announced that it will report its earnings for the third quarter ended September 28, 2003, after the market closes on Thursday, November 6, 2003. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Friday, November 7, 2003.
    To listen to the call, participants should dial 1-800-633-8580 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21161055. The replay will be available from 1:00 p.m. Eastern time until midnight on Friday, November 7, 2003. The conference call will also be available through the Company's website at www.msnhealth.com or at www.fulldisclosure.com. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.


    CONTACT: Medical Staffing Network Holdings, Inc.
             Robert J. Adamson, 561-322-1303